EXHIBIT 21.1

SUN HEALTHCARE GROUP, INC. SUBSIDIARIES
as of February 12, 2007

Jurisdiction of Incorporation
Sun Healthcare Group, Inc.	Delaware
Masthead Corporation	New Mexico
SHG Services, Inc.	Delaware
CareerStaff Unlimited, Inc.	Delaware
ProCare One Nurses, LLC	Delaware
SunDance Rehabilitation Corporation	Connecticut
HTA of New York, Inc.	New York
SunAlliance Healthcare Services, Inc.	Delaware
Pacific Health Care, Inc.	Arizona
U.S. Laboratory Corp.	Delaware
SunDance Rehabilitation Agency, Inc.	Delaware
Sun Anacortes, Inc.	Delaware
SunBridge Healthcare Corporation	New Mexico
Peak Medical Corporation	Delaware
Peak Medical Ancillary Services, Inc.	Delaware
PMC Hospice Services, Inc.	Oklahoma
SolAmor Hospice Corporation	Oklahoma
Peak Medical Assisted Living, Inc.	Delaware
Peak Medical Colorado No. 2, Inc.	Delaware
Peak Medical Colorado No. 3, Inc.	Delaware
Peak Medical Farmington, Inc.	Delaware
Peak Medical FHAPT, Inc.	Delaware
Peak Medical Forest Hills, Inc.	Delaware
Peak Medical Gallup, Inc.	Delaware
Peak Medical Idaho Operations, Inc.	Delaware
Peak Medical Las Cruces No. 2, Inc.	Delaware
Peak Medical Las Cruces, Inc.	Delaware
Peak Medical Mayfair, Inc.	Delaware
Peak Medical Montana Operations, Inc.	Delaware
Great Falls Health Care Company, L.L.C.	Montana
Peak Medical New Mexico No. 3, Inc.	Delaware
Peak Medical NM Management Services, Inc.	Delaware
Peak Medical of Boise, Inc.	Delaware
Peak Medical of Colorado, Inc.	Delaware
Peak Medical of Idaho, Inc.	Delaware
Peak Medical of Montana, Inc.	Delaware
Peak Medical of Utah, Inc.	Delaware
Peak Medical Oklahoma Holdings--Lake Drive, Inc.	Delaware
Peak Medical Oklahoma Holdings--McLoud, Inc.	Delaware
Peak Medical Oklahoma No. 1, Inc.	Delaware
Peak Medical Oklahoma No. 10, Inc.	Delaware
Peak Medical Oklahoma No. 11, Inc.	Delaware
Peak Medical Oklahoma No. 12, Inc.	Delaware

Peak Medical Oklahoma No. 13, Inc.	Delaware
Peak Medical Oklahoma No. 3, Inc.	Delaware
Peak Medical Oklahoma No. 4, Inc.	Delaware
Peak Medical Oklahoma No. 5, Inc.	Delaware
Peak Medical Oklahoma No. 7, Inc.	Delaware
Peak Medical Oklahoma No. 8, Inc.	Delaware
Peak Medical Oklahoma No. 9, Inc.	Delaware
Peak Medical PeachTree, Inc.	Delaware
Peak Medical Roswell, Inc.	Delaware
Peak Medical Utah No. 2, Inc.	Delaware
PM Henryetta Holdings, Inc.	Delaware
PM Oxygen Services, Inc.	Delaware
Regency Health Services, Inc.	Delaware
SunBridge Braswell Enterprises, Inc.	California
SunBridge Brittany Rehabilitation Center, Inc.	California
SunBridge Care Enterprises, Inc.	Delaware
SunBridge Beckley Health Care Corp.	West Virginia
SunBridge Care Enterprises West	Utah
SunBridge Circleville Health Care Corp.	Ohio
SunBridge Dunbar Health Care Corp.	West Virginia
SunBridge Glenville Health Care, Inc.	West Virginia
SunBridge Marion Health Care Corp.	Ohio
SunBridge Putnam Health Care Corp.	West Virginia
SunBridge Salem Health Care Corp.	West Virginia
SunBridge Carmichael Rehabilitation Center	California
SunBridge Hallmark Health Services, Inc.	Delaware
SunBridge Harbor View Rehabilitation Center	California
SunBridge Meadowbrook Rehabilitation Center	California
SunBridge Paradise Rehabilitation Center, Inc.	California
SunBridge Regency Rehab Hospitals, Inc.	California
SunBridge San Bernardino Rehabilitation Hospital, Inc.	Delaware
SunBridge Regency-North Carolina, Inc.	North Carolina
SunBridge Regency-Tennessee, Inc.	Tennessee
SunBridge Shandin Hills Rehabilitation Center	California
SunBridge Stockton Rehabilitation Center, Inc.	California
SB Fountain City, Inc.	Georgia
SB New Martinsville, Inc.	West Virginia
SB West Toledo, Inc.	Ohio
SunBridge Clipper Home of North Conway, Inc.	New Hampshire
SunBridge Clipper Home of Portsmouth, Inc.	New Hampshire
SunBridge Clipper Home of Rochester, Inc.	New Hampshire
SunBridge Clipper Home of Wolfeboro, Inc.	New Hampshire
SunBridge G. P. Corporation	New Mexico
SunBridge Goodwin Nursing Home, Inc.	New Hampshire
SunBridge Mountain Care Management, Inc.	West Virginia
SunBridge Nursing Home, Inc.	Washington
SunBridge Retirement Care Associates, Inc.	Colorado
Americare Health Services Corp.	Delaware
SunBridge Charlton Healthcare, Inc.	Georgia
SunBridge Gardendale Health Care Center, Inc.	Georgia

SunBridge Jeff Davis Healthcare, Inc.	Georgia
SunBridge Maplewood Healthcare Center of Jackson, Tennessee, Inc.	Tennessee
SunBridge Statesboro Health Care Center, Inc.	Georgia
SunBridge Summers Landing, Inc.	Georgia
SunBridge West Tennessee, Inc.	Georgia
SunHealth Specialty Services, Inc.	New Mexico
SunMark of New Mexico, Inc.	New Mexico
The Mediplex Group, Inc.	New Mexico
CareerStaff Services Corporation	Colorado
SunDance Services Corporation	Tennessee